Exhibit (h)(137)

FORM OF

[  ]

Mr. David Kelley

Janus Henderson Services US LLC

151 Detroit Street

Denver, Colorado 80206

Dear Mr. Kelley:

Attached is a revised Appendix A to the Amended and Restated Transfer Agency Agreement dated June 18, 2002, as is further amended from time to time (the “Agreement”), between Janus Investment Fund (the “Trust”) and Janus Henderson Services US LLC (“Janus Services”). The purpose of the revision is to reflect the liquidation and termination of Janus Henderson Transition Fund, effective on or about August 6. 2024.

Pursuant to Section 9 of the Agreement, the Trust hereby requests that Janus Services acknowledge its acceptance of the terms contained in the revised Appendix.

Please indicate your acceptance of the foregoing by executing this letter agreement.

Janus Investment Fund

By:
Abigail Murray
Vice President, Secretary, and
Chief Legal Counsel of the Trust

Janus Henderson Services US LLC

By:
David Kelley
President

Janus Henderson Investors US LLC
151 Detroit St, Denver, CO 80206
T +1(800) 525 3713 F +1(877) 319 3852
W janushenderson.com

APPENDIX A

Janus Investment Fund

Janus Henderson Absolute Return Income Opportunities Fund

Janus Henderson Adaptive Risk Managed U.S. Equity Fund

Janus Henderson Balanced Fund

Janus Henderson Contrarian Fund

Janus Henderson Developed World Bond Fund

Janus Henderson Emerging Markets Fund

Janus Henderson Enterprise Fund

Janus Henderson European Focus Fund

Janus Henderson Flexible Bond Fund

Janus Henderson Forty Fund

Janus Henderson Global Allocation Fund – Conservative

Janus Henderson Global Allocation Fund – Growth

Janus Henderson Global Allocation Fund – Moderate

Janus Henderson Global Equity Income Fund

Janus Henderson Global Life Sciences Fund

Janus Henderson Global Real Estate Fund

Janus Henderson Global Research Fund

Janus Henderson Global Select Fund

Janus Henderson Global Sustainable Equity Fund

Janus Henderson Global Technology and Innovation Fund

Janus Henderson Government Money Market Fund

Janus Henderson Growth and Income Fund

Janus Henderson High-Yield Fund

Janus Henderson Mid Cap Value Fund

Janus Henderson Money Market Fund

Janus Henderson Multi-Sector Income Fund

Janus Henderson Overseas Fund

Janus Henderson Research Fund

Janus Henderson Responsible International Divided Fund

Janus Henderson Short Duration Flexible Bond Fund

Janus Henderson Small-Mid Cap Value Fund

Janus Henderson Small Cap Value Fund

Janus Henderson Triton Fund

Janus Henderson U.S. Dividend Income Fund

Janus Henderson Venture Fund

Janus Henderson Investors US LLC
151 Detroit St, Denver, CO 80206
T +1(800) 525 3713 F +1(877) 319 3852
W janushenderson.com